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                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-59052) of our report dated March 30, 2001 relating to the financial statements, which appears in Tipperary Corporation's Annual Report on Form 10-KSB(A) for the transition period from October 1, 2000 to December 31, 2000.





PricewaterhouseCoopers LLP


Denver, Colorado
June 14, 2001